Exhibit 99.2

QTS REALTY TRUST, INC.

Supplemental Information for the Quarter and Year Ended December 31, 2016

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February 21, 2017

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value and Weighted Average Shares	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	11
Redevelopment Summary	12
NOI by Facility and Capital Expenditure Summary	13
Leasing Statistics – Signed Leases	14
Leasing Statistics – Renewed Leases and Rental Churn	16
Leasing Statistics – Commenced Leases	17
Lease Expirations	18
Largest Customers	19
Industry Segmentation	20
Product Diversification	21

Capital Structure
Debt Summary and Debt Maturities	22
Interest Summary	23

Appendix	24

1 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other periodic reports the Company files with the Securities and Exchange Commission.

2 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Company Profile

QTS

World class data center infrastructure + Hybrid managed cloud solutions

SANTA CLARA
SACRAMENTO
SAN JOSE
PHOENIX
OVERLAND PARK
CHICAGO
TORONTO
FORT WORTH
IRVING
ATLANTA
SUWANEE
MIAMI
SECAUCUS
JERSEY CITY
PISCATAWAY
PRINCETON
ASHBURN
DULLES
HARRISONBURG
RICHMOND
North America
AMSTERDAM
LONDON
Europe
HONG KONG
China
Global Footprint
OWNED MEGA DATA CENTERS
OWNED
LEASED

INTEGRATED CONTROL FRAMEWORK WITH 1000+ COMPLIANCE REQUIREMENTS

THE QTS DIFFERENCE

- FULLY-INTEGRATED SERVICES PLATFORM
- WORLD-CLASS INFRASTRUCTURE & MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- UNIVERSAL CONNECTIVITY
- EMPOWERED PEOPLE & EXPERTISE

1,100+

CUSTOMERS FROM DIVERSE INDUSTRIES

APPROXIMATELY 60% Annualized rent from customers that use more than one QTS product

INTEGRATED PLATFORM & SERVICE PLATFORM PROVIDES FLEXIBILITY AND SCALABILITY

- CUSTOM DATA CENTER
- CRITICAL FACILITIES MANAGEMENT
- COLOCATION
- CLOUD SERVICES
- MANAGED SERVICES
- CONNECTIVITY

POWER

OVER 650 MEGAWATTS of GROSS UTILITY POWER

BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION

SPACE

5.7M GROSS SQUARE FEET

2.5M SQ FT OF RAISED FLOOR BOD NRSF

INTERCONNECTIVITY

6 CORE NETWORK PRODUCTS

OVER 10,000 CROSS CONNECTS

EASY ACCESS TO OVER 500 SERVICE PROVIDERS

POWERED BY PEOPLE

Your 24x7x365 Power Supply

750+ QTS EXPERTS

On call and on the job nationwide.

100% UPTIME

OUR TIMELINE

- **2003** Company purchases **first data center** in Overland Park, KS
- **2005** Formally established with **acquisition of Mega Data Center Atlanta-Suwanee**
- **2006-2008** Acquired four facilities: **Atlanta-Metro, Jersey City, Santa Clara and Miami**
- **2009** General Atlantic, LLC invests in QTS; **REIT-compliant operations begin**
- **2010** Richmond facility acquired; **QTS Cloud product** introduced commercially
- **2010-2012** Executed on growth strategy by **leveraging platform and continued redevelopment** of existing facilities
- **2012-2013** Acquisition of **Sacramento and Irving** facilities
- **2013** **Release IPO filing** General Atlantic, LLC increases investment at IPO
- **2014** Establishes **strategic partnership with Atos via Princeton acquistion**; QTS enters top Tier 1 market with **Chicago acquisiton**
- **2015** QTS enhances **Integrated Product & Service Platform** with Carpathia acquisition
- **2016** Acquisition of **third NY/NJ** data center in Piscataway, NJ
- **2016** Acquisition of **second Texas** data center in Fort Worth, TX

Data provided as of December 31, 2016.

3 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
ASSETS	2016	2015
Real Estate Assets
Land	$74,130	$57,112
Buildings, improvements and equipment	1,524,767	1,180,386
Less: Accumulated depreciation	(317,834)	(239,936)
	1,281,063	997,562

Construction in progress	365,960	345,655
Real Estate Assets, net	1,647,023	1,343,217
Cash and cash equivalents	9,580	8,804
Rents and other receivables, net	41,540	28,233
Acquired intangibles, net (1) (2)	129,754	115,702
Deferred costs, net (3) (4)	38,507	30,042
Prepaid expenses	6,918	6,502
Goodwill (1)	173,843	181,738
Other assets, net (5)	39,305	33,101
TOTAL ASSETS	$2,086,470	$1,747,339

LIABILITIES
Unsecured credit facility, net (4)	$634,939	$520,956
Senior notes, net of discount and debt issuance costs (4)	292,179	290,852
Capital lease and lease financing obligations	38,708	49,761
Accounts payable and accrued liabilities	86,129	95,924
Dividends and distributions payable	19,634	15,378
Advance rents, security deposits and other liabilities	24,893	18,798
Deferred income taxes (1)	15,185	18,813
Deferred income	21,993	16,991
TOTAL LIABILITIES	1,133,660	1,027,473

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 47,831,250 and 41,225,784 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	478	412
Additional paid-in capital	931,783	670,275
Accumulated dividends in excess of earnings	(97,793)	(52,732)
Total stockholders’ equity	834,468	617,955
Noncontrolling interests	118,342	101,911
TOTAL EQUITY	952,810	719,866
TOTAL LIABILITIES AND EQUITY	$2,086,470	$1,747,339

(1)

During the second quarter of 2016, the purchase price allocation associated with the acquisition of Carpathia Hosting, Inc. (“Carpathia”) was finalized.  The primary adjustments to the purchase price allocation made during the first and second quarters of 2016 consisted of a $14.7 million increase in intangible assets, a $6.0 million increase in deferred tax liability and a reduction in goodwill of $7.9 million.

(2)	The June 2016 acquisition of the Piscataway, NJ facility contributed $15.6 million to net acquired intangibles as of December 31, 2016.
(3)

As of December 31, 2016 and December 31, 2015, deferred costs, net included $7.0 million and $6.3 million of deferred financing costs net of amortization, respectively, and $31.5 million and $23.8 million of deferred leasing costs net of amortization, respectively.

(4)

Debt issuance costs, net related to the Senior Notes and term loan portion of the Company’s unsecured credit facility aggregating $10.1 million and $10.2 million at December 31, 2016 and December 31, 2015, respectively, have been netted against the related debt liability line items for both periods presented, as required by recently issued accounting guidance.

(5)

As of December 31, 2016 and December 31, 2015, other assets, net included $31.7 million and $25.9 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

4 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income

(in thousands except share and per share data)

The following financial data for the year ended December 31, 2016 includes the operating results of the Piscataway, New Jersey facility (the “Piscataway facility”) for the period June 6, 2016 (the date the Company acquired the facility) through December 31, 2016.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues:
Rental	$78,622	$77,005	$66,240	$295,723	$230,510
Recoveries from customers	8,965	8,703	5,177	29,271	22,581
Cloud and managed services	16,340	16,243	19,406	68,488	51,994
Other (1)	1,516	1,514	1,867	8,881	5,998
Total revenues	105,443	103,465	92,690	402,363	311,083
Operating expenses:
Property operating costs	35,773	36,288	32,063	136,488	104,355
Real estate taxes and insurance	2,514	2,566	1,448	8,840	5,869
Depreciation and amortization	33,093	32,699	27,020	124,786	85,811
General and administrative (2)	21,450	19,942	19,890	83,286	67,783
Transaction and integration costs (3)	1,521	3,465	5,026	10,906	11,282
Total operating expenses	94,351	94,960	85,447	364,306	275,100

Operating income	11,092	8,505	7,243	38,057	35,983

Other income and expense:
Interest income	-	1	-	3	2
Interest expense	(6,125)	(6,179)	(5,730)	(23,159)	(21,289)
Other income/(expense), net (4)	(193)	1	(385)	(192)	(468)
Income before taxes	4,774	2,328	1,128	14,709	14,228
Tax benefit of taxable REIT subsidiaries (5)	707	4,210	4,370	9,976	10,065
Loss on sale of real estate	-	-	(164)	-	(164)
Net income	5,481	6,538	5,334	24,685	24,129
Net income attributable to noncontrolling interests (6)	(675)	(808)	(731)	(3,160)	(3,803)
Net income attributable to QTS Realty Trust, Inc.	$4,806	$5,730	$4,603	$21,525	$20,326

Net income per share attributable to common shares:
Basic	$0.10	$0.12	$0.11	$0.47	$0.54
Diluted	0.10	0.12	0.11	0.46	0.53

Weighted average common shares outstanding:
Basic	47,853,304	47,854,516	41,168,656	46,205,937	37,568,109
Diluted	55,572,050	55,687,665	48,829,726	53,962,234	45,353,170

(1)

Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other revenue items. Straight line rent was $1.5 million, $1.5 million and $1.8 million for the three months ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively.  Straight line rent was $8.4 million and $5.1 million for the year ended December 31, 2016 and 2015, respectively.

(2)

General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 20.3%,  19.3%, and 21.5% of total revenues for the three month periods ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively. General and administrative expenses were 20.7% and 21.8% of total revenues for the year ended December 31, 2016 and 2015, respectively.

(3)

Transaction and integration costs - For the three month periods ended December 31, 2016 September 30, 2016, and December 31, 2015, the Company recognized $0.4 million, $0.1 million and $0.5 million, respectively, related to the examination of actual and potential acquisitions. Transaction costs were $1.3 million and $4.9 million for the year ended December 31, 2016 and 2015, respectively. The Company also recognized $1.1 million, $3.4 million and $4.6 million in integration costs for the three month periods ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively, with integration costs for the three months ended December 31, 2016 including an offset of approximately $1.0 million related to the reimbursement of certain escrow funds. Integration costs include various costs to integrate QTS and acquired businesses (including consulting fees, costs to consolidate office space and costs which were previously duplicated) as well as accelerated depreciation of certain software following acquisition.  Integration costs were $9.6 million and $6.3 million for the year ended December 31, 2016 and 2015, respectively.

(4)	Other expense, net - Primarily includes write offs of unamortized deferred financing costs associated with the early extinguishment and/or restructuring of certain debt instruments.

5 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

(5)

Tax benefit of taxable REIT subsidiaries - For the three months ended December 31, 2016,  September 30, 2016 and December 31, 2015, the Company recorded a tax benefit of $0.7 million, $4.2 million and $4.4 million, respectively. The current year amounts related to recorded operating losses which include certain transaction and integration costs. The prior year amount related to the reversal of valuation allowances of deferred tax assets, aggregating approximately $3.2 million, which was a result of the purchase of Carpathia. The Company recorded $10.0 million and $10.1 million in tax benefits for the year ended December 31, 2016 and 2015, respectively.

(6)

Noncontrolling interest - The noncontrolling ownership interest of QualityTech, LP was 12.4% and 14.2% as of December 31, 2016 and 2015, respectively, with the decrease primarily attributable to the equity issuance in April 2016.

Summary of Financial Data

(in thousands, except operating portfolio statistics data and per share data)

This summary includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described in the Appendix.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Summary of Results	2016	2016	2015	2016	2015
Total revenue	$105,443	$103,465	$92,690	$402,363	$311,083
Net income	$5,481	$6,538	$5,334	$24,685	$24,129
Fully diluted weighted average shares	55,572	55,688	48,830	53,962	45,353
Net income per basic share	$0.10	$0.12	$0.11	$0.47	$0.54
Net income per diluted share	$0.10	$0.12	$0.11	$0.46	$0.53

Other Data
FFO	$34,184	$35,031	$28,073	$133,159	$98,517
Operating FFO	$35,373	$37,360	$31,514	$140,666	$103,916
Operating FFO per share	$0.64	$0.67	$0.65	$2.61	$2.29
Recognized MRR in the period	$90,975	$88,688	$81,150	$347,331	$269,783
MRR (at period end)	$30,890	$29,778	$27,489	$30,890	$27,489
EBITDA	$43,992	$41,205	$33,714	$162,651	$121,162
Adjusted EBITDA	$48,404	$47,307	$41,047	$184,334	$140,040
NOI	$67,157	$64,612	$59,179	$257,036	$200,859
NOI as a % of revenue	63.7%	62.4%	63.8%	63.9%	64.6%
Adjusted EBITDA as a % of revenue	45.9%	45.7%	44.3%	45.8%	45.0%
General and administrative expenses as a % of revenue	20.3%	19.3%	21.5%	20.7%	21.8%
Annualized ROIC	14.2%	14.2%	15.8%	14.8%	15.8%

	December 31,		December 31,
Balance Sheet Data	2016		2015
Real estate at cost	$1,964,857		$1,583,153
Net investment in real estate	1,647,023		1,343,217
Total assets	2,086,470		1,747,339
Total debt, net of cash and cash equivalents	968,128	(1)	873,763	(1)
Debt to last quarter annualized Adjusted EBITDA	5.0x		5.3x
Debt to undepreciated real estate assets	49.3%	(1)	55.2%	(1)
Debt to Implied Enterprise Value	26.0%	(1)	28.4%	(1)

(1)

In accordance with recent accounting changes, as noted on page 4, certain debt issuance costs have been reclassified from assets to liabilities in the prior period presented above.  In addition, the Company has excluded the Senior Note discount and associated debt issuance costs from the Total Debt line item for both periods presented.  As a result, the amounts referenced above represent the full amount of debt that will be repaid less the amount of cash and cash equivalents on hand.

6 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

	December 31,		December 31,
Operating Portfolio Statistics	2016		2015
Built out square footage:
Raised floor	1,345,680		1,118,506
Leasable raised floor (1)	1,083,708		839,356
Leased raised floor	955,844		761,166

Total Raw Shell:
Total	5,662,087		4,878,342
Basis-of-design raised floor space (1)	2,496,106		2,184,631

Data center properties	25		24
Basis of design raised floor % developed	53.9%		51.2%
Data center % occupied	88.2%		90.7%

Data center raised floor % wholly-owned	88.1%	(2)	85.5%	(2)

(1)	See definition in Appendix.
(2)

Wholly owned data centers do not include those subject to capital lease obligations or the Santa Clara facility which is subject to a long-term ground lease. Had the Santa Clara facility been included as a wholly-owned facility, the wholly owned data center raised floor percentage would be 92.2% and 90.5% at December 31, 2016 and December 31, 2015, respectively.

7 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Return on Invested Capital (“ROIC”) is a non-GAAP measure that provides additional information to users of the financial statements. Management believes ROIC is a helpful metric for users of the financial statements to gauge the Company's performance against the capital it has invested.

Return on Invested Capital (ROIC)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
NOI (1)	$67,157	$64,612	$59,179	$257,036	$205,359
Annualized NOI	268,628	258,448	236,716	257,036	205,359
Average undepreciated real estate assets and other net fixed assets placed in service (2)	1,885,162	1,817,740	1,498,674	1,738,655	1,301,551
Annualized ROIC	14.2%	14.2%	15.8%	14.8%	15.8%

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.3 million, $5.2 million and $5.2 million for the three month periods ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively, and $20.6 million and $15.2 million for the years ended December 31, 2016 and 2015, respectively.

(2)	Calculated by using average quarterly balance of each account.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of			As of
Undepreciated Real Estate Assets and other	December 31,	September 30,	December 31,	December 31,	December 31,
Net Fixed Assets Placed in Service	2016	2016	2015	2016	2015
Real Estate Assets, net	$1,647,023	$1,548,115	$1,343,217	$1,647,023	$1,343,217
Less: Construction in progress	(365,960)	(320,649)	(345,655)	(365,960)	(345,655)
Plus: Accumulated depreciation	317,834	295,879	239,936	317,834	239,936
Plus: Goodwill	173,843	173,843	181,738	173,843	181,738
Plus: Other fixed assets, net	16,189	17,570	12,815	16,189	12,815
Plus: Acquired intangibles, net	100,053	104,458	82,020	100,053	82,020
Plus: Leasing Commissions, net	31,524	30,602	23,778	31,524	23,778
Total as of period end	$1,920,506	$1,849,818	$1,537,849	$1,920,506	$1,537,849

Average undepreciated real estate assets and other net fixed assets as of reporting period (1)	$1,885,162	$1,817,740	$1,498,674	$1,738,655	$1,301,551

(1)	Calculated by using average quarterly balance of each account.

8 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Implied Enterprise Value and

Weighted Average Shares

Implied Enterprise Value as of December 31, 2016:
Total Shares Outstanding:
Class A Common Stock	47,698,250
Class B Common Stock	133,000
Total Shares Outstanding	47,831,250
Units of Limited Partnership (1)	7,333,864
Options to purchase Class A Common Stock (2)	377,230
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of December 31, 2016	55,542,344
Share price as of December 31, 2016	$49.65
Market equity capitalization (in thousands)	$2,757,677
Debt (in thousands)	968,128	(3)
Implied Enterprise Value (in thousands)	$3,725,805

(1)	Includes 550,587 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis as of December 31, 2016.
(2)	Represents options to purchase shares of Class A Common Stock of QTS Realty Trust, Inc. representing the “in the money” value of options on an “as if” converted basis as of December 31, 2016.
(3)

Excludes the Senior Note discount and all debt issuance costs reflected as a reduction to liabilities at December 31, 2016 representing the full amount of debt that will be repaid, less the amount of cash and cash equivalents on hand.

The following table presents the weighted average fully diluted shares for the three months and year ended December 31, 2016:

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Weighted average shares outstanding - basic	47,853,304	46,205,937
Effect of Class A and Class RS partnership units (1)	6,772,308	6,783,492
Effect of Class O units on an "as if" converted basis (1)	591,971	595,669
Effect of options to purchase Class A common stock on an "as if" converted basis (2)	354,467	377,136
Weighted average shares outstanding - diluted	55,572,050	53,962,234

(1)	The Class A units, Class RS units and Class O units represent limited partnership interests in the Operating Partnership.
(2)	The average share price for the three months and year ended December 31, 2016 was $48.01 and $49.07, respectively.

9 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Data Center Properties

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of December 31, 2016:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design ("BOD") NRSF	Current Raised Floor as a % of BOD
Richmond, VA	2010	1,318,353	167,309	51,093	178,854	397,256	88.6%	$41,059,731	110	557,309	30.0%

Atlanta, GA (Metro)	2006	968,695	452,986	36,953	331,426	821,365	94.0%	$92,848,008	72	527,186	85.9%

Irving, TX	2013	698,000	123,248	6,981	103,259	233,488	96.6%	$29,318,582	140	275,701	44.7%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%	$9,829,070	22	158,157	36.8%

Suwanee, GA	2005	369,822	205,608	8,697	107,128	321,433	79.5%	$59,206,902	36	205,608	100.0%

Piscataway, NJ	2016	360,000	88,820	14,311	91,851	194,982	83.1%	$11,585,181	111	176,000	50.5%

Chicago, IL	2014	467,124	14,000	-	18,579	32,579	71.0%	$1,090,728	8	208,000	6.7%

Fort Worth, TX	2016	261,836	600	-	1,100	1,700	100.0%	$216,600	50	80,000	0.8%

Leased facilities acquired in 2015 ***	2015	166,478	70,569	5,418	32,992	108,979	84.2%	$72,161,646	20	94,175	74.9%

Santa Clara, CA*	2007	135,322	55,905	944	45,094	101,943	83.4%	$23,772,200	11	80,940	69.1%

Jersey City, NJ**	2006	122,448	31,503	14,208	41,901	87,612	88.7%	$12,207,463	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	43.7%	$11,523,348	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	66.3%	$5,088,811	4	19,887	100.0%

Other	Misc	117,406	2,493	49,337	23,482	75,312	56.0%	$774,267	1	2,493	100.0%

Total		5,662,087	1,345,680	192,965	1,117,579	2,656,224	88.2%	$370,682,537	600	2,496,106	53.9%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 347,261 square feet of QTS office and support space, which is not included in operating NRSF.

(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.

(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which space is occupied (955,844 feet as of December 31, 2016), divided by leasable raised floor based on the current configuration of the properties (1,083,708 square feet as of December 31, 2016), expressed as a percentage.

(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of December 31, 2016.

.

*        Subject to long-term ground lease.

**      Represents facilities that we lease.

***    Includes 12 facilities.  All facilities are leased, including those subject to capital leases.

10 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in millions, except NRSF data)

During the fourth quarter of 2016, the Company brought online approximately 8 megawatts of gross power and approximately 48,000 NRSF of raised floor and customer specific capital at its Irving and Atlanta-Suwanee facilities at an aggregate cost of approximately $66 million. For the year ended December 31, 2016, the Company brought online approximately 30 megawatts of gross power and approximately 137,000 NRSF of raised floor and customer specific capital at its Atlanta-Metro, Atlanta-Suwanee, Irving, Richmond and Chicago facilities at an aggregate cost of approximately $246 million. The under construction table below summarizes the Company’s outlook for development projects which it expects to complete by December 31, 2017 (in millions).

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Atlanta-Metro	$15	$23	$38	Q3 & Q4 2017
Chicago	20	32	52	Q1 & Q4 2017
Irving	80	35	115	Q1, Q3 & Q4 2017
Piscataway	5	4	9	Q3 2017
Leased facilities acquired in 2015	6	1	7	Q1 & Q4 2017
Fort Worth	11	12	23	Q2 & Q4 2017
Santa Clara	4	2	6	Q3 2017
Totals	$141	$109	$250

(1)

In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.

(2)

Represents actual costs under construction through December 31, 2016. In addition to the $141 million of construction costs incurred through December 31, 2016 for redevelopment expected to be completed by December 31, 2017, as of December 31, 2016, the Company had incurred $225 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2017.

(3)

Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

11 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in millions, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of December 31, 2016. This table shows the Company’s ability to increase its raised floor of 1,345,680 square feet as of December 31, 2016 by approximately 1.9 times to 2.5 million square feet.

	Raised Floor NRSF
	Overview as of December 31, 2016
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	167,309	-	390,000	557,309	111.1
Atlanta-Metro	452,986	30,000	44,200	527,186	6.0
Irving	123,248	51,359	101,094	275,701	29.4
Princeton	58,157	-	100,000	158,157	65.0
Atlanta-Suwanee	205,608	-	-	205,608	15.4
Piscataway	88,820	10,000	77,180	176,000	-
Chicago	14,000	28,000	166,000	208,000	23.0
Fort Worth	600	16,000	63,400	80,000	26.5
Leased facilities acquired in 2015	70,569	12,000	11,606	94,175	-
Santa Clara	55,905	4,000	21,035	80,940	-
Jersey City	31,503	-	21,241	52,744	-
Sacramento	54,595	-	3,311	57,906	-
Miami	19,887	-	-	19,887	-
Other	2,493	-	-	2,493	-
Totals as of December 31, 2016	1,345,680	151,359	999,067	2,496,106	276.4

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2017.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2017.
(3)

The total cost basis of adjacent land, which is land available for the future development, is approximately $25 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

12 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense (benefit) of taxable REIT subsidiaries, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Breakdown of NOI by facility:
Atlanta-Metro data center	$20,187	$20,030	$18,256	$81,074	$69,861
Atlanta-Suwanee data center	11,937	11,051	10,488	45,760	41,088
Santa Clara data center	3,325	2,961	3,786	13,703	14,352
Richmond data center	8,324	7,850	6,431	30,752	20,959
Sacramento data center	1,892	1,780	1,875	7,734	7,516
Princeton data center	2,364	2,468	2,471	9,544	9,461
Irving data center	4,952	5,118	1,804	16,608	5,547
Leased data centers acquired in 2015	9,848	10,487	12,885	41,785	27,595
Piscataway data center (2)	2,871	2,086	-	5,627	-
Other facilities	1,457	781	1,183	4,449	4,480
NOI (1)	$67,157	$64,612	$59,179	$257,036	$200,859

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.3 million, $5.2 million and $5.2 million for the three month periods ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively, and $20.6 million and $15.2 million for the years ended December 31, 2016 and 2015, respectively.

(2)	Includes results of the Piscataway facility for the period June 6, 2016 through December 31, 2016.

Our cash paid for capital expenditures is summarized as follows:

	Capital Expenditures (1)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Redevelopment	$60,636	$53,456	$203,984	$261,081
Acquisitions	50,086	3,820	173,067	292,685
Maintenance capital expenditures	2,613	2,711	5,059	4,745
Other capital expenditures (2)	18,011	11,736	69,968	54,233
Total capital expenditures	$131,346	$71,723	$452,078	$612,744

(1)

During the year ended December 31, 2016 the Company transitioned presentation of capital expenditures to a cash basis. Previously, capital expenditure disclosures reflected an incurred basis. Prior year comparative periods have been conformed to cash basis presentation as well.

(2)

Represents capital expenditures for capitalized interest, commissions, personal property, overhead costs and corporate fixed assets. Corporate fixed assets primarily relate to construction of corporate offices, leasehold improvements and product related assets.

13 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, and renewals where C3 dedicated server cloud customers had shifts in their MRR related to their use of fully depreciated equipment. The amounts below exclude renewals where square footage remained consistent before and after renewal. (See renewal table on page 16 for such renewals).

During the quarter and year ended December 31, 2016, the Company signed 415 and 1,643 new and modified leases aggregating to $22.7 million and $98.0 million of annualized rent, respectively, which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $11.6 million and $48.0 million in incremental annualized rent for the quarter and year ended December 31, 2016, respectively, which represents quarterly net leasing activity in line with the prior four quarter average. The fourth quarter sales pricing of $715 per square foot was over 16% higher than the prior quarter average of $614 per square foot, which was driven by 9% higher pricing of C1 signed leases and 40% higher pricing on C2/C3 signed leases. Higher pricing on C2/C3 signed leases was driven by several large C3 deals signed during the quarter.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed - Total	Q4 2016	415	31,762	$715	$22,705,378	$11,605,699
	P4QA*	396	37,730	614	23,184,830	11,557,256
	Q3 2016	451	40,607	714	28,977,588	14,502,971
	Q2 2016	410	41,251	625	25,787,118	13,310,055
	Q1 2016	367	47,262	434	20,503,532	8,566,303
	Q4 2015	357	21,801	801	17,471,080	9,849,694

New/modified leases signed - C1	Q4 2016	25	23,088	$329	$7,585,764
	P4QA*	24	25,281	302	7,634,505
	Q3 2016	38	23,671	416	9,836,040
	Q2 2016	23	28,018	265	7,429,308
	Q1 2016	16	38,960	240	9,361,740
	Q4 2015	20	10,476	373	3,910,932

New/modified leases signed - C2/C3	Q4 2016	390	8,674	$1,743	$15,119,614
	P4QA*	372	12,449	1,249	15,550,325
	Q3 2016	413	16,936	1,130	19,141,548
	Q2 2016	387	13,233	1,387	18,357,810
	Q1 2016	351	8,302	1,342	11,141,792
	Q4 2015	337	11,325	1,197	13,560,148

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

14 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of December 31, 2016 and how that will affect revenue in 2017 and subsequent years:

Booked-not-billed ("BNB")	2017	2018	Thereafter	Total
MRR	$2,461,180	$385,589	$743,197	$3,589,966
Incremental revenue (1)	20,028,944	2,872,416	8,918,358
Annualized revenue (2)	29,534,157	4,627,073	8,918,358	43,079,588

(1)	Incremental revenue represents the expected amount of recognized MRR in the period based on when the booked-not-billed leases commence throughout the period.
(2)

Annualized revenue represents the booked-not-billed MRR multiplied by 12, demonstrating how much recognized MRR might have been recognized if the booked-not-billed leases commencing in the period were in place for an entire year.

The Company estimates the remaining cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of December 31, 2016 to be approximately $20 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

15 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the quarter and year ended December 31, 2016 was 4.7% and 0.6% higher for each period than the rates for those customers immediately prior to renewal. The Company believes that renewal rates will generally increase in the low to mid-single digits.

Rental Churn (which the Company defines as MRR lost to a customer intending to fully exit the QTS platform in the near term compared to total MRR at the beginning of the period) was 0.7% for the fourth quarter of 2016 and 5.6% for the year ended December 31, 2016.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change (1)

Renewed Leases - Total	Q4 2016	84	42,849	$348	$14,919,636	4.7%
	P4QA*	77	11,150	966	10,766,463	-0.4%
	Q3 2016	94	8,871	1,204	10,681,272	0.8%
	Q2 2016	82	9,719	739	7,183,415	2.0%
	Q1 2016	59	16,705	950	15,871,969	-3.7%	**
	Q4 2015	71	9,306	1,002	9,329,194	2.3%

Renewed Leases - C1	Q4 2016	5	35,311	$223	$7,883,004	4.1%
	P4QA*	0	1,050	241	253,463	3.0%
	Q3 2016	-	-	-	-	0.0%
	Q2 2016	-	-	-	-	0.0%
	Q1 2016	-	-	-	-	0.0%
	Q4 2015	1	4,200	241	1,013,852	3.0%

Renewed Leases - C2/C3	Q4 2016	79	7,538	$933	$7,036,632	5.4%
	P4QA*	76	10,100	1,041	10,513,000	-0.5%
	Q3 2016	94	8,871	1,204	10,681,272	0.8%
	Q2 2016	82	9,719	739	7,183,415	2.0%
	Q1 2016	59	16,705	950	15,871,969	-3.7%	**
	Q4 2015	70	5,106	1,629	8,315,343	2.2%

*	Average of prior 4 quarters

**The decline in the renewal rate of 3.7% was due to changes in product mix by two customers that renewed. If the renewals related to those customers were excluded from the renewal base, rates would have been consistent with pre-renewal rates.

(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

16 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the quarter and year ended December 31, 2016, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $33.1 million and $129.0 million of annualized rent, respectively. This compares to customer leases representing an aggregate trailing four quarter average of approximately $33.6 million of annualized rent. Average pricing on QTS commenced leases during the fourth quarter of 2016 decreased compared to the prior four quarter average primarily due to a larger mix of C1 customer commencements and a change in the product mix for C2/C3 customer commencements during the period.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q4 2016	467	71,399	$464	$33,118,296
	P4QA*	418	49,008	686	33,640,327
	Q3 2016	404	39,889	746	29,775,672
	Q2 2016	409	53,503	513	27,449,191
	Q1 2016	411	49,858	776	38,666,890
	Q4 2015	446	52,783	733	38,669,556

Leases commenced - C1	Q4 2016	20	52,247	$191	$9,997,212
	P4QA*	21	31,194	239	7,468,216
	Q3 2016	20	27,800	268	7,453,500
	Q2 2016	21	38,818	232	9,020,640
	Q1 2016	21	17,540	225	3,941,117
	Q4 2015	21	40,618	233	9,457,608

Leases commenced - C2/C3	Q4 2016	447	19,152	$1,207	$23,121,084
	P4QA*	397	17,814	1,469	26,172,111
	Q3 2016	384	12,089	1,846	22,322,172
	Q2 2016	388	14,685	1,255	18,428,551
	Q1 2016	390	32,318	1,075	34,725,773
	Q4 2015	425	12,165	2,401	29,211,948

*	Average of prior 4 quarters

17 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2018 and beyond. C2/C3 leases are typically 3 years in duration, with the majority of C2/C3 lease expirations occurring in 2017 and 2018. The following table sets forth a summary schedule of the lease expirations as of December 31, 2016 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases (4)	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	400	9,094	1%	$15,490,347	4%	0%	3%	1%
2017	1,668	162,471	17%	118,505,154	32%	7%	18%	7%
2018	1,182	279,506	29%	97,154,795	26%	11%	10%	5%
2019	644	103,701	11%	52,485,303	14%	5%	7%	2%
2020	171	45,272	5%	20,299,266	6%	2%	3%	1%
2021	77	52,396	6%	13,962,834	4%	2%	1%	1%
After 2021	80	297,904	31%	52,784,838	14%	13%	1%	0%

Portfolio Total	4,222	950,344	100%	$370,682,537	100%	40%	43%	17%

(1)	Represents each agreement with a customer signed as of December 31, 2016 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

Annualized rent is presented for leases commenced as of December 31, 2016. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(3)

Consists of both customer leases whose original contract terms ended on December 31, 2016 and have yet to commence signed renewals as well as customers whose leases expired prior to December 31, 2016 and have continued on a month-to-month basis.

(4)	The total raised floor of expiring leases excludes 5,500 square feet associated with an acquired customer lease in our Piscataway, NJ facility treated as non-recurring revenue.

18 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Largest Customers

As of December 31, 2016, the Company’s portfolio was leased to over 1,100 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of December 31, 2016 (does not include rents or maturities associated with booked-not-billed customers or ramps for existing customers which have not yet commenced billing):

Principal Customer Industry (1)	Product	Number of Locations	Annualized Rent (2)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (3)
Content & Digital Media	C1	2	$ 48,092,647	13.0%	40
Cloud & IT Services	C1	2	13,905,500	3.8%	89
Cloud & IT Services	C1, C3	3	12,392,680	3.3%	87
Content & Digital Media	C2, C3	4	9,921,819	2.7%	8
Content & Digital Media	C1	1	9,644,400	2.6%	22
Government & Security	C2	2	9,405,960	2.5%	1
Cloud & IT Services	C1	1	8,851,800	2.4%	63
Network	C3	2	8,593,239	2.3%	15
Cloud & IT Services	C2, C3	6	7,773,912	2.1%	9
Cloud & IT Services	C2, C3	6	5,910,456	1.6%	11
Total / Weighted Average			$ 134,492,413	36.3%	40

(1)

During the quarter ended December 31, 2016, the Company transitioned to an updated industry classification system resulting in new industry segment categories compared to those disclosed in prior periods. Industry segments were consolidated and refined from 12 previous categories into eight categories listed on the following page.

(2)

Annualized rent is presented for leases commenced as of December 31, 2016. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(3)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2016.

19 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation of customers as of December 31, 2016:

(1)

During the quarter ended December 31, 2016, the Company transitioned to an updated industry classification system resulting in new industry segment categories compared to those disclosed in prior periods. Industry segments were consolidated and refined from 12 previous categories into eight categories listed above.

The following table sets forth information relating to the industry segmentation of customers as of December 31, 2015:

(2)

During the quarter ended December 31, 2016, the Company transitioned to new industry designations, therefore the industry segmentation table as of December 31, 2015 has been conformed to these new classifications.

20 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

 Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2016:

Annualized Rent ($) - December 31, 2016

Portfolio Total - $370,682,537
C3 - Cloud and Managed Services, $62,898,608 - 17%
C1 - Enterprise (1), $149,537,893 - 40%
C2 - Colocation, $158,246,036 - 43%
C1 - Enterprise (1)
C2 - Colocation
C3 - Cloud and Managed Services

(1)

As of December 31, 2016, C1 customers renting at least 6,600 square feet represented $124.6 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $13.0 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $11.9 million of annualized C1 MRR. As of December 31, 2016, C1 customers’ median used square footage was 4,600 square feet.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2015:

(1)

As of December 31, 2015, C1 customers renting at least 6,600 square feet represented $91.0 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,599 square feet represented $8.5 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $12.2 million of annualized C1 MRR. As of December 31, 2015, C1 customers’ median used square footage was 4,000 square feet.

21 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	Weighted Average		Outstanding Balance as of:
	Coupon Interest Rate at		December 31,	December 31,
	December 31, 2016	Maturities	2016	2015
Unsecured Credit Facility (1)
Revolving Credit Facility	2.22%	December 17, 2020	$139,000	$224,002
Term Loan I	2.19%	December 17, 2021	300,000	150,000
Term Loan II	2.25%	April 27, 2022	200,000	150,000
Senior Notes (2)	5.88%	August 1, 2022	300,000	300,000
Capital Lease and Lease Financing Obligations	3.52%	2017 - 2025	38,708	49,761
Total	3.39%		$977,708	$873,763

(1)	Balances exclude debt issuance costs reflected as liabilities aggregating $4.1 million at December 31, 2016.
(2)	Balance excludes the Senior Note discount and debt issuance costs reflected as liabilities aggregating $7.8 million at December 31, 2016.

Scheduled debt maturities as of December 31, 2016:

Debt instruments	2017	2018	2019	2020	2021	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$139,000	$300,000	$200,000	$639,000
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Capital Lease and Lease Financing Obligations	12,944	9,370	2,844	2,190	2,388	8,972	38,708
Total	$12,944	$9,370	$2,844	$141,190	$302,388	$508,972	$977,708

(1)	Balances exclude debt issuance costs reflected as liabilities aggregating $4.1 million at December 31, 2016
(2)	Balance excludes the Senior Note discount and debt issuance costs reflected as liabilities aggregating $7.8 million at December 31, 2016.

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Interest Summary

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Interest expense and fees	$8,171	$7,777	$7,514	$30,986	$27,632
Amortization of deferred financing costs and bond discount	911	880	872	3,545	3,424
Capitalized interest (1)	(2,957)	(2,478)	(2,656)	(11,372)	(9,767)
Total interest expense	$6,125	$6,179	$5,730	$23,159	$21,289

(1)

The weighted average interest rate for the three months ended December 31, 2016,  September 30, 2016, and December 31, 2015 was 3.90%, 3.98%, and 3.88%, respectively. As of December 31, 2016 and December 31, 2015 our weighted average coupon interest rate was 3.39% and 3.31%, respectively.

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Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

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FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate-related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Operating FFO and Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) are non-GAAP measures that are used as supplemental performance measures and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs and bond discount, non-real estate depreciation, straight line rent adjustments, deferred taxes and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

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	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
FFO
Net income	$5,481	$6,538	$5,334	$24,685	$24,129
Real estate depreciation and amortization	28,703	28,493	22,575	108,474	74,224
Loss on sale of real estate	-	-	164	-	164
FFO	34,184	35,031	28,073	133,159	98,517

Write off of unamortized deferred finance costs	193	-	385	193	468
Integration costs	1,134	3,355	4,552	9,568	6,334
Transaction costs	387	110	474	1,338	4,948
Tax benefit associated with transaction and integration costs	(525)	(1,136)	(1,970)	(3,592)	(3,176)
Non-cash reversal of deferred tax asset valuation allowance	-	-	-	-	(3,175)
Operating FFO *	35,373	37,360	31,514	140,666	103,916

Maintenance Capex	(2,613)	(1,731)	(2,711)	(5,059)	(4,745)
Leasing commissions paid	(5,154)	(4,402)	(3,237)	(18,751)	(13,108)
Amortization of deferred financing costs and bond discount	912	879	872	3,545	3,424
Non real estate depreciation and amortization	4,390	4,207	4,445	16,313	11,531
Straight line rent revenue and expense and other	(984)	(957)	(2,398)	(6,794)	(4,402)
Tax benefit from operating results	(181)	(3,075)	(2,400)	(6,384)	(3,754)
Equity-based compensation expense	2,697	2,637	1,758	10,584	6,964
Adjusted Operating FFO *	$34,440	$34,918	$27,843	$134,120	$99,826

Fully diluted weighted average shares	55,572	55,688	48,830	53,962	45,353
Operating FFO per share	$0.64	$0.67	$0.65	$2.61	$2.29

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

26 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Recognized MRR in the period
Total period revenues (GAAP basis)	$105,443	$103,465	$92,690	$402,363	$311,083
Less: Total period recoveries	(8,965)	(8,703)	(5,177)	(29,271)	(22,581)
Total period deferred setup fees	(2,636)	(2,377)	(1,907)	(9,172)	(6,042)
Total period straight line rent and other	(2,867)	(3,697)	(4,456)	(16,589)	(12,677)
Recognized MRR in the period	90,975	88,688	81,150	347,331	269,783

MRR at period end
Total period revenues (GAAP basis)	$105,443	$103,465	$92,690	$402,363	$311,083
Less: Total revenues excluding last month	(69,465)	(69,427)	(61,627)	(366,385)	(280,020)
Total revenues for last month of period	35,978	34,038	31,063	35,978	31,063
Less: Last month recoveries	(3,247)	(2,398)	(1,415)	(3,247)	(1,415)
Last month deferred setup fees	(968)	(828)	(716)	(968)	(716)
Last month straight line rent and other	(873)	(1,034)	(1,443)	(873)	(1,443)
MRR at period end	$30,890	$29,778	$27,489	$30,890	$27,489

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision (benefit) for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, transaction and integration costs, equity-based compensation expense, restructuring costs and gain (loss) on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

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	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
EBITDA and Adjusted EBITDA
Net income	$5,481	$6,538	$5,334	$24,685	$24,129
Interest expense	6,125	6,179	5,730	23,159	21,289
Interest income	-	(1)	-	(3)	(2)
Tax benefit of taxable REIT subsidiaries	(707)	(4,210)	(4,370)	(9,976)	(10,065)
Depreciation and amortization	33,093	32,699	27,020	124,786	85,811
EBITDA	43,992	41,205	33,714	162,651	121,162

Write off of unamortized deferred finance costs	194	-	385	193	468
Equity-based compensation expense	2,697	2,637	1,758	10,584	6,964
Integration costs	1,134	3,355	4,552	9,568	6,334
Transaction costs	387	110	474	1,338	4,948
Loss on sale of real estate	-	-	164	-	164
Adjusted EBITDA	$48,404	$47,307	$41,047	$184,334	$140,040

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Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net Operating Income (NOI)
Net income	$5,481	$6,538	$5,334	$24,685	$24,129
Interest expense	6,125	6,179	5,730	23,159	21,289
Interest income	-	(1)	-	(3)	(2)
Depreciation and amortization	33,093	32,699	27,020	124,786	85,811
Write off of unamortized deferred finance costs	194	-	385	193	468
Tax benefit of taxable REIT subsidiaries	(707)	(4,210)	(4,370)	(9,976)	(10,065)
Integration costs	1,134	3,355	4,552	9,568	6,334
Transaction costs	387	110	474	1,338	4,948
Loss on sale of real estate	-	-	164	-	164
General and administrative expenses	21,450	19,942	19,890	83,286	67,783
NOI (1)	$67,157	$64,612	$59,179	$257,036	$200,859
Breakdown of NOI by facility:
Atlanta-Metro data center	$20,187	$20,030	$18,256	$81,074	$69,861
Atlanta-Suwanee data center	11,937	11,051	10,488	45,760	41,088
Santa Clara data center	3,325	2,961	3,786	13,703	14,352
Richmond data center	8,324	7,850	6,431	30,752	20,959
Sacramento data center	1,892	1,780	1,875	7,734	7,516
Princeton data center	2,364	2,468	2,471	9,544	9,461
Irving data center	4,952	5,118	1,804	16,608	5,547
Leased data centers acquired in 2015	9,848	10,487	12,885	41,785	27,595
Piscataway data center (2)	2,871	2,086	-	5,627	-
Other facilities	1,457	781	1,183	4,449	4,480
NOI (1)	$67,157	$64,612	$59,179	$257,036	$200,859

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all entities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.3 million, $5.2 million and $5.2 million for the three month periods ended December 31, 2016,  September 30, 2016 and December 31, 2015, respectively, and $20.6 million and $15.2 million for the years ended December 31, 2016 and 2015, respectively.

(2)	Includes results of the Piscataway facility for the period June 6, 2016 through December 31, 2016.

29 QTS Q4 Earnings 2016	Contact: IR@qtsdatacenters.com